EXHIBIT 10.18
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                      EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of October 1, 1993 between COLLINS &
AIKMAN CORPORATION (the "Company") and Mark O. Remissong
("Employee").

     WHEREAS, the Company desires to employ Employee and to enter into an agreement embodying the terms of such employment; and

     WHEREAS, Employee desires to accept such employment and to enter into such agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1.   Term of Employment.    The Company hereby agrees to
employ employee and the employee hereby accepts employment for the period commencing December 13, 1993 and ending December 31, 1996 subject to the terms and conditions of this agreement.

     2.   Position of Employment.    During the term of this
Agreement, Employee shall be employed in the position of not less than the Senior Vice President and Chief Financial Officer of Collins & Aikman Corporation and shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Board of Directors of the Company. Employee shall devote his full time and attention to the affairs of the Company and his duties in such positions.

     3.   Salary, Bonus Plans and Shadow Equity.

     3.1  Salary.    The Company shall pay Employee a base salary
at an annual rate of not less than $230,000 during the term of his employment hereunder. Employee's base salary shall be reviewed at such times as the base salaries of other executives reporting to the President are reviewed, by the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") and may be increased in the sole discretion of the Compensation Board.

     3.2  Bonus Plans.    Beginning on January 30, 1994, Employee
shall be eligible to participate in the Company's annual Management Incentive Compensation Plan (the "MIC Plan") in accordance with the applicable provisions of the Plan; however, in no event for the first year of his participation in the MIC Plan shall he receive a cash bonus of less than $100,000.









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     3.3  Stock Program(s).    Employee shall be eligible to
participate in any stock program(s) generally made available to Executives of the Company during the term of this Agreement, in accordance with the applicable provisions of any such stock program(s) at a level commensurate with other senior level positions represented on the Collins & Aikman Operating Committee. If any such stock program(s) is made available to Executives of the Company then in no event shall Employee's participation in any such program(s) cumulatively result in a total payment to Employee of less than $150,000 upon the termination of his employment with the Company upon any basis.

     4.   Benefits.    Employee shall be entitled to such fringe
benefits and perquisites, and to participate in such pension, profit sharing and benefit plans as are generally made available to executives of the Company and such other fringe benefits as may be determined by the Company during the term hereof, including major medical, extended medical and disability insurance, group term life insurance and appropriate annual holidays, sick days and annual vacation time.

     5.   Expenses

     5.1  Reimbursement of Expenses.    The Company shall
reimburse Employee for all reasonable travel, entertainment and other reasonable business expenses reasonably incurred by Employee in connection with the performance of his duties hereunder, provided that Employee furnishes to the Company adequate records or other evidence respecting such expenditures.

     5.2  Relocation Expenses.    The Company will pay or
reimburse the Employee for all reasonable moving expenses, including real estate commissions and loan commitment fees, but excluding any loss on the sale of any property incurred by him and his family relating to relocation by him in connection with his acceptance of employment with the Company. If prior to the sale of his current principal residence, Employee seeks to obtain an equity loan, the principal of which approximates the value of his equity in his current principal residence, in order to purchase a principal residence in the Charlotte area, Employee agrees to use his best efforts to obtain such a loan personally. However, if Employee is unable to obtain such a loan without the guarantee of the Company, the Company agrees to guarantee such an equity loan. In such event, Employee agrees to abide by all terms and conditions of all agreements relating to such loan, including the securing of such loan with a first or second deed of trust on his new principal residence and repayment of such loan in full within three (3) months of the sale of his current principal residence. If the employment of Employee with the Company is terminated under any of the provisions of Section 6 of this Agreement prior to full repayment of such loan, Employee agrees that the Company may withhold a total amount due him, under the provisions of this Agreement other than Section 3.1, sufficient to pay the then balance of such loan and any costs and fees associated therewith.




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     6.   Termination of Employment

     6.1  Voluntary Termination.    Employees may terminate his
employment with the Company at any time. In the event Employee terminates such employment voluntarily, upon such termination the Company shall pay Employee his unpaid base salary under Section
3.1 accrued to the date on which his employment terminates (the "Termination Date").

     6.2  Involuntary Termination.    (a)  Employee's employment
with the Company shall automatically terminate upon Employee's death or, unless the Board of Directors of the Company in its sole discretion shall otherwise elect, Employee's physical or mental disability for any consecutive six-month period (measured from the first date on which Employee is absent from work due to such disability to the same date in the sixth succeeding calendar month, or, if there is not such date or such date is not a business day, the next succeeding business day). In the event Employee's employment with the Company is terminated due to Employee's death or physical or mental disability, the Company shall pay to Employee or, if applicable, his estate or legal representative his unpaid base salary under Section 3.1 accrued to the Termination Date, but in no event less than an amount equal to one year's base salary. The amount due to Employee pursuant to this paragraph (a) shall be paid, at the sole election of Employee or, if applicable, his estate or legal representative, at the time of termination, either in a lump sum or in a number of equal annual installments to be specified by Employee or, if applicable, Employee's estate or legal representative at the Termination Date.

     (b) In the event Employee's employment with the Company is involuntarily terminated for any other reason, other than termination for Cause (as hereinafter defined), prior to the expiration of the term of employment then in effect under Section 1, upon such termination the Company shall be obligated to pay Employee an amount equal to his base salary under Section 3.1 for the entire remaining portion of such term of employment then in effect under Section 1; or if longer, for a two year period following the Termination Date. The amount due to Employee pursuant to this paragraph (b) shall be paid at the sole discretion of the Compensation Board at the Termination Date, either in a lump sum or on a periodic basis in accordance with normal pay practice.

     (c) The Company may at any time without notice terminate Employee's employment with the Company for Cause. In the event Employee's employment with the Company is terminated for Cause, Employee shall receive the same amount that would be payable under Section 6.1 if such termination were voluntary.









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     (d)    As used herein, the term "Cause" means (i) fraud or
misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, (ii) willful failure by Employee to perform his duties and responsibilities and to carry out his authority, (III) willful malfeasance or misfeasance or breach of fiducially duty or representation to the Company or its stockholder, (iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (v) conviction of Employee of a felony.

     7.   Representations and Covenants of Employee.

     7.1  No Violation.    Employee represents and warrants that
he has not disclosed and will not disclose any confidential information or trade secrets concerning his former employer to the Company or its subsidiaries or any directors or officers thereof, and that he can perform his duties for the Company without disclosing or using any such confidential information or trade secrets. Employee covenants and agrees that he will not use any confidential information or trade secrets concerning any former employer or its subsidiaries in violation of any obligations to such former employer during the term of his employment by the Company.

     7.2  No Conflicts.    Employee represents and warrants that
the terms of this Agreement do not conflict with any other agreement, written or oral, to which Employee is a party or by which Employee is bound, including, without limitation, any noncompetition agreement for the benefit of any former employer.

     7.3  Conduct.    Employee will at all times refrain from
taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company and its subsidiaries.

     7.4  Performance of Duties.    In consideration of the
payments to be made hereunder, Employee agrees that during the term of his employment under this Agreement, he shall devote substantially his entire business time and attention to the performance of his duties hereunder, serve the Company diligently and to the best of his abilities and shall not compete with the Company in any way whatsoever. Without limiting the generality of the foregoing, Employee shall not, during such term, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with or provide any services as a consultant for any business which competes with the business of the Company, its parent company or their subsidiaries or







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affiliates as it may be conducted from time to time, provided, however, that notwithstanding the foregoing, nothing contained in the Employment Agreement shall be deemed to preclude Employee from owning not more than 5% of the publicly traded securities of any entity which is in competition with the business of the Company, its parent company or their subsidiaries or affiliates.

     7.5. Company Information.    Employee agrees that so long as
he is employed by the Company and following any termination of this employment, Employee will keep confidential all confidential information and trade secrets of the Company or any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information.

     8.   Release.    In consideration of the compensation
continuance available in certain events pursuant to this Agreement, Employee unconditionally releases and covenants not to sue the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims, arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy.

     9.   Governing Law.    The validity, interpretation and
performance of this Agreement shall be governed by the laws of North Carolina, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     10.  Entire Agreement and Survivorship.    This Agreement
constitutes the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings between the parties hereto with respect to the matters referred to herein. The representations, warranties and covenants of Employee contained in all parts of Section 7, except 7.4, and the release contained in Section 8 shall survive expiration, or termination of this Agreement by either party.

     11.  Notice.    Any written notice required to be given by
one party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:










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     To the Company:          Collins & Aikman Corporation
                              701 McCullough Drive
                              Charlotte, North Carolina   28262
                              Attention:  Harold R. Sunday

     To Employee:

                              Attention:  Mark O. Remissong

or such other address as may be stated in notice given under this
Section 11.

     12.  Severability.    The invalidity, illegality or
enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

     13.  Successors and Assigns.    This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Section 8 shall also inure to the benefit of the other persons and entities identified therein; provided, however, that Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. Employee understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to Collins & Aikman Group, Inc., or any subsidiary of Collins & Aikman Group, Inc., or to any purchaser of all or a substantial portion of the assets of the Company, and the employment of Employee by Collins & Aikman Group, Inc., or such subsidiary or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of Employee's employment for purposes of Section 6.2 or otherwise.

     14.  Amendment.    This Agreement may be amended or canceled
only by an instrument in writing duly executed and delivered by each party to this Agreement.

     15.  Headings.    Headings contained in this Agreement are
for convenience only and shall not limit this Agreement or affect the interpretation thereof.














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     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                              COLLINS & AIKMAN CORPORATION


/s/ Mark O. Remissong         /s/ Thomas E. Hannah
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    Mark O. Remissong             Thomas E. Hannah, President & CEO